                                                                  EXECUTION COPY


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                            STOCKHOLDERS' AGREEMENT

                         DATED AS OF FEBRUARY 25, 1997

                                 BY AND AMONG

                        CONCORDE CAREER COLLEGES, INC.

                                      AND

                      THE STOCKHOLDERS IDENTIFIED HEREIN

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

                               TABLE OF CONTENTS

ARTICLE 1.

               DEFINITIONS........................................... 1
               1.1. Defined Terms.................................... 1
                    -------------

ARTICLE 2.

               BOARD; COMMITTEE...................................... 4
               2.1. Number and Election of Directors................. 4
                    ---------------------------------
               2.2. Removal of Directors............................. 4
                    --------------------
               2.3. Vacancies........................................ 4
                    ---------
               2.4. Proxies.......................................... 5
                    -------
               2.5. Compensation..................................... 5
                    -------------
               2.6. Information...................................... 5
                    -----------
               2.7. Insurance........................................ 5
                    ----------

ARTICLE 3.

               CERTAIN CORPORATE ACTION.............................. 5
               3.1. Approval of Preferred Stock Directors............ 5
                    --------------------------------------
               3.2. Approval of Preferred Stock Holders.............. 5
                    ------------------------------------

ARTICLE 4.

               TRANSFER OF SHARES.................................... 6
               4.1. Restrictions on Transfer......................... 6
                    -------------------------
               4.2. Certain Permitted Transfers...................... 6
                    ---------------------------
               4.3. Rights of First Refusal.......................... 7
                    -----------------------
               4.4. Restrictions in Connection with Registrations.... 9
                    ---------------------------------------------

ARTICLE 5.

               REGISTRATION RIGHTS................................... 9
               5.1. Sale or Transfer of Shares....................... 9
                    --------------------------
               5.2. Public Offering Shares........................... 9
                    -----------------------

ARTICLE 6.

               PREEMPTIVE RIGHTS.....................................18
               6.1. Preemptive Rights................................19
                    ------------------

                            STOCKHOLDERS' AGREEMENT

          STOCKHOLDERS' AGREEMENT dated as of February 25, 1997 (this "Agreement") by and among CONCORDE CAREER COLLEGES, INC., a Delaware corporation
 ---------
(the "Company"); the parties identified on the signature pages under the heading "Cahill, Warnock Parties" (the "Cahill, Warnock Parties"); and the parties
                                -----------------------
identified on the signature pages under the heading "Other Holders"
                                                     -------------
(collectively, the "Other Holders"). The Cahill, Warnock Parties and the Other Holders are referred to herein collectively as the "Securityholders."
                                                    ---------------

          WHEREAS, the Company has entered into a Convertible Preferred Stock Purchase Agreement, of even date herewith (the "Stock Purchase Agreement"), with
                                                ------------------------
the Cahill, Warnock Parties, pursuant to which the Cahill, Warnock Parties have acquired shares of the Company's Convertible Preferred Stock on the terms and conditions set forth therein;

          WHEREAS, the Company proposes to issue and sell, and the Cahill Warnock Parties wish to purchase, Debentures and Warrants pursuant to Debenture and Warrant Purchase Agreements, between the Company and the Cahill, Warnock Parties, of even date herewith;

          WHEREAS, the Estate of Robert F. Brozman proposes to sell, and the Cahill, Warnock Parties wish to purchase, 500,000 shares of common stock of the Company, pursuant to a Stock Purchase Agreement, of even date herewith, between the Company and the Cahill, Warnock Parties;

          WHEREAS, on the date hereof, each Securityholder owns the shares of capital stock of the Company or options exercisable for shares of capital stock of the Company set forth opposite its name on Exhibit A hereto;

          WHEREAS, the Securityholders desire to enter in this Agreement with the Company;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                  ARTICLE 1.

                                  DEFINITIONS

          1.1. Defined Terms. The following terms are defined as follows:
               -------------

          "Affiliate" means, with respect to any Person, (i) any Person in which
           ---------
such Person holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person and (ii) any brother, sister, parent, child or spouse of such Person or any Person described in clause (i).

          "Board" shall mean the Board of Directors of the Company.
           -----

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Company's common stock, par value $.10
           ------------
per share.

          "Common Stock Equivalent" shall mean, with respect to any
           -----------------------
Securityholder, the number of shares of Common Stock owned by such Securityholder and the number of shares of Common Stock into which any shares of Convertible Preferred Stock owned by such Securityholder shall be convertible and the number of shares of Common Stock into which any options owned by any Securityholder shall be exercisable as of the date of determination thereof.

          "Conversion Stock" shall mean Common Stock into which shares of
           ----------------
Convertible Preferred Stock shall have been converted.

          "Convertible Preferred Stock" shall mean the Company's Convertible
           ---------------------------
Preferred Stock, par value $.10 per share, having such rights, preferences and privileges as may be in effect from time to time.

          "Encumbrances" shall mean any and all liens, claims, charges, security
           ------------
interests, options or other legal or equitable encumbrances.

          "Exchange Act" shall mean the Securities Exchange Act of 1934 or any
           ------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Preferred Stock Directors" shall mean the directors nominated by the
           -------------------------
Preferred Stock Holders pursuant to Section 2.1(a).

          "Preferred Stock Holders" shall mean all holders of the Convertible
           -----------------------
Preferred Stock issued and outstanding at any time.

          "Prime Rate" shall mean the prime rate publicly announced by The Chase
           ----------
Manhattan Bank, N.A. from time to time.

          "Pro Rata Share" shall mean the percentage of Transfer Shares (as
           --------------
defined in Section 4.3) being offered by a Transferring Securityholder (as defined in Section 4.3) that each other Securityholder shall be entitled to purchase, if any. Such percentage shall be determined by dividing the number of Shares of such other Securityholder by the aggregate number of all Shares of Securityholders entitled to participate in the purchase of such Transfer Shares (as defined in Section 4.3).

          "Qualified Offering" shall mean the consummation of a firm-commitment
           ------------------
underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which (i) the net proceeds of the public offering price equals or exceeds $20 million and (ii) the public offering price per share of Common Stock equals or exceeds $4.00.

          "Registered Securities" shall mean securities that have been
           ---------------------
registered under the Securities Act.

          "Sale of the Company" shall mean (i) consummation of a merger or
           -------------------
consolidation of the Company with or into another person that is not a parent or subsidiary of the Company as a result of which those persons who were stockholders of the Company immediately prior to such transaction own, in the aggregate, less than a majority of the outstanding voting capital stock of the surviving or resulting corporation, (ii) the consummation of the sale or other disposition of a majority of the outstanding shares of voting capital stock of the Company to a person that is not a parent or subsidiary of the Company or
(iii) the consummation of the sale or other disposition of all or substantially all of the Company's assets to a person that is not a parent or subsidiary of the Company.

          "Securities Act" shall mean the Securities Act of 1933, or any similar
           --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Senior Management" shall mean the Company's Chairman, Chief Executive
           -----------------
Officer and Chief Financial Officer, and any other manager of the Company who receives from the Company an annual base compensation equal to or in excess of $100,000.

          "Shares" shall mean any shares of capital stock of the Company,
           ------
including, without limitation, Common Stock and Convertible Preferred Stock, now or hereafter issued.

          "Subsidiary" shall mean any corporation of which a majority of the
           ----------
outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

                                  ARTICLE 2.

                               BOARD; COMMITTEE

     2.1. Number and Election of Directors.
          ---------------------------------

     (a)  Number of Directors. Subject to the next succeeding sentence, the
          -------------------
Board shall consist of six directors, (i) four directors nominated by the Board of Directors (excluding the Preferred Stock Directors) or by the holders of a majority of the shares of Common Stock in accordance with the Company's Bylaws (excluding the Preferred Stock) (which nominees shall initially be the incumbent directors and the new Chief Executive Officer) (collectively, the "Company
                                                                   -------
Directors"), and (ii) two directors (the "Preferred Stock Directors") nominated
---------                                 -------------------------
by the Preferred Stock Holders. All such action shall have been taken as may be necessary to elect such a Board of Directors of the Company effective upon the Closing of this Agreement and the Stock Purchase Agreement. The Preferred Stock Holders shall have the right to nominate the Preferred Stock Directors so long as the Preferred Stock Holders maintain ownership in the aggregate of at least 50% of the Conversion Stock and Common Stock Equivalents acquired by them pursuant to this Agreement.

     (b)  Election of Nominees. On the date hereof, and at each annual meeting
          --------------------
of stockholders of the Company or any special meeting called for the purpose of electing directors of the Company (or by consent of stockholders in lieu of any such meeting) or at such other time or times as the Securityholders may agree, the Securityholders shall vote all of their respective Shares entitled to vote in favor of the election of all of the persons nominated in accordance with
Section 2.1(a) and no other person.

     (c)  Term.  The Preferred Stock Directors and the Company Directors shall
          ----
each hold office as a director of the Company until their successors are duly elected and qualified.

     2.2. Removal of Directors.  No Securityholder shall vote any Shares in
          --------------------
favor of the removal of a director nominated by one or more of the other Securityholders hereunder unless the right of any such Securityholder to so designate such director shall no longer exist; provided, however, that upon the
                                               --------  -------
request of Preferred Stock Holders holding a majority of the Common Stock Equivalents to remove a director previously nominated by such persons, the Securityholders shall vote all of their Shares in favor of (i) the removal of such director and (ii) the election of any replacement director as may be designated by such Securityholder(s).

     2.3. Vacancies.  If any vacancy occurs in the Board because of death,
          ---------
disability, resignation, retirement or removal of a director in accordance with this Agreement, the Securityholder that nominated the person creating such vacancy shall nominate a successor, and all Securityholders shall vote their Shares in favor of the election of such successor to the Board. Any vacancy that occurs shall be filled as promptly as possible upon the request of the group having the right to nominate a person to fill such vacancy.

     2.4. Proxies.  Neither the Company nor any Securityholder shall give any
          -------
proxy or power of attorney to any person or entity that permits the holder thereof to vote in his discretion on any matter that may be submitted to the Company's stockholders for their consideration and approval, unless such proxy or power of attorney is made subject to and is exercised in conformity with the provisions of this Agreement.

     2.5. Compensation.  Each Preferred Stock Director and Company Director
          ------------
(collectively the "Directors") shall be reimbursed by the Company for all direct
                   ---------
out-of-pocket expenses reasonably incurred in connection with their services as directors and each Director shall receive from the Company an annual director's fee.

     2.6. Information.  The Company agrees to deliver to each of the Directors
          -----------
the information specified in Section 9.1 of the Stock Purchase Agreement.

     2.7. Insurance.  The Company agrees to obtain and maintain insurance, in
          ---------
an amount acceptable to the Purchasers, to indemnify each Director against any liability incurred by him or her arising as a result of his or her acting as a director of the Company.


                                  ARTICLE 3.

                           CERTAIN CORPORATE ACTION

     3.1. Approval of Preferred Stock Directors.  The Company agrees that it
          -------------------------------------
shall not, without the prior approval of a majority of the Company Directors and a majority of the Preferred Stock Directors:

     (a)  redeem or otherwise purchase any outstanding Shares;

     (b) enter into any material transaction with any Affiliate (other than a transaction between the Company and any of its Subsidiaries);

     (c)  change the number of Directors on the Board;

     (d)  amend, modify or waive any provision of this Agreement.

     3.2. Approval of Preferred Stock Holders.  The Company agrees it shall
          -----------------------------------
not, without the approval of Preferred Stock Holders holding a majority of the Preferred Stock:

     (a) issue any class or series of equity security senior to or on a parity with the Convertible Preferred Stock as to payment of dividends or senior to or on a parity with the Convertible Preferred Stock as to payments on a dissolution, liquidation or winding-up of the Company;

     (b) enter into any agreement or arrangement of any kind that would restrict the Company's ability to perform its obligations under this Agreement or the Stock Purchase Agreement;

     (c) amend the Certificate of Designation, the certificate of incorporation or the by-laws of the Company in any manner that would impair, reduce or affect the rights of the Convertible Preferred Stock;

     (d) merge or consolidate with any other entity or sell all or substantially all of its assets; or

     (e)  liquidate or dissolve.


                                  ARTICLE 4.

                              TRANSFER OF SHARES

     4.1. Restrictions on Transfer.
          ------------------------

     (a) So long as this Agreement is in effect, no Securityholder shall sell, assign, transfer, give, encumber, pledge, hypothecate or in any other way dispose of any Shares or options exercisable for Shares (any of which being a "Transfer") except as provided in this Agreement.
 --------

     (b) Each Securityholder agrees that it will not Transfer any of its Shares or options exercisable for Shares except as permitted under the Securities Act or applicable state securities laws or any rule or regulation promulgated thereunder. No Transfer in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no force or effect. Subject to the terms of this Agreement, the Securityholders shall be entitled to exercise all rights of ownership of their Shares and any such options, and the transferability of any such options shall, in addition to the terms hereof, be subject to the terms and conditions contained therein.

     4.2. Certain Permitted Transfers.  The Company and the Securityholders
          ---------------------------
acknowledge and agree that any of the following Transfers shall be deemed to be in compliance with this Agreement:

     (a) a Transfer in accordance with the provisions of Section 4.3 hereof or through a sale in a registered offering in accordance with Article 5 hereof;

     (b) a Transfer from the Cahill, Warnock Parties to any of their partners, limited partners or employees;

     (c) subject to Section 9.5 hereof, a Transfer upon the death of a Securityholder to his executors, administrators and testamentary trustees; and

     (d) subject to Section 9.5 hereof, a Transfer of Shares made for nominal consideration or as a gift in compliance with applicable federal and state securities laws to the Securityholder's spouse, parents or issue or to a trust, the beneficiaries of which, or to a corporation or partnership the stockholders or partners of which, include only the Securityholder and such Securityholder's spouse or issue (any such transferee, together with any transferee pursuant to
Section 4.2(c), being a "Permitted Transferee");
                         --------------------
     (e)  a Transfer from the Estate to the Trust; and

     (f) a Transfer from the Trust to the beneficiaries thereof provided such beneficiaries are bound by a voting trust agreement or similar arrangement reasonably satisfactory to the Cahill Warnock Parties.

     4.3. Rights of First Refusal.
          -----------------------

     (a) Each Securityholder agrees that, subject to the restrictions on Transfers contained in Sections 4.4, 4.5 and 4.6, if any Securityholder (for purposes of this Section 4.3, a "Transferring Securityholder") wishes to
                                 ---------------------------
Transfer any or all of the Shares then owned by such Transferring Securityholder, other than as provided in Section 4.2 or 4.5 hereof, then such Transferring Securityholder shall first give a written notice (the "Transfer
                                                                    --------
Notice") to the Company and each Securityholder specifying the number of Shares
------
such Transferring Securityholder wishes to Transfer (the "Transfer Shares"),
                                                          ---------------
containing an irrevocable offer (open to acceptance for a period of 30 days after the date such Transfer Notice is received) to sell the Transfer Shares to each Securityholder other than the Transferring Securityholder (collectively the "Transfer Offerees") at the price per share stated in the Transfer Notice, which
 -----------------
price shall be equal to the price per Share offered to such Securityholder by a bona fide third-party offeror (the "Transfer Price"), and stating whether such
                                    --------------
offer is conditioned upon purchase of all the Transfer Shares by the Transfer Offerees.

     (b) Each Securityholder shall have the right to purchase all or a portion of the Transfer Shares in proportion to their respective Pro Rata Share. A Transfer Offeree who wishes to purchase Transfer Shares shall provide the Company and the other Transfer Offerees with written notice specifying the number of Transfer Shares (up to such Transfer Offeree's Pro Rata Share) as to which such Transfer Offeree desires to accept the offer within 10 business days of the giving of such notice by the Transfer Offerees, and may, at the Transfer Offeree's option, indicate the maximum number of Transfer Shares such Transfer Offeree would purchase in excess of such Transfer Offeree's Pro Rata Share (the "Excess Amount"). If one or more Transfer Offerees declines to participate in
 -------------
such purchase or elects to purchase less than such Transfer Offeree's Pro Rata Share, then the Remaining Transfer Shares shall automatically be deemed to be accepted by Transfer Offerees who specified an Excess Amount in their respective notice of acceptance, allocated among such Transfer Offerees (with rounding to avoid fractional shares) in proportion to their respective Pro Rata Share but in no event shall an amount greater than a Transfer Offeree's Excess Amount be allocated to such Transfer Offeree. Any excess Transfer Shares shall be allocated among the remaining Transfer Offerees whose specified Excess Amount has not been satisfied (with rounding to avoid fractional shares) in proportion to their respective Pro Rata Shares, and such procedure shall be employed until the entire Excess Amount of each Transfer Offeree has been satisfied or all Transfer Shares have been allocated. The Company and the Preferred Stock Holders shall have the right but not the obligation to purchase any Transfer Shares remaining thereafter.

     (c) If the offer is accepted by any Transfer Offerees and, if the offer is conditioned on the purchase of all Transferee Shares, all Transfer Shares have been accepted for purchase, the Company, on behalf of all purchasing Transfer Offerees, shall provide the Transferring Securityholder with written notice of such acceptance specifying the number of the Transfer Shares as to which each Transfer Offeree is accepting the offer (a "Notice of Acceptance") within 30
                                            --------------------
days after the Transfer Notice is received.

     (d) The closing of the purchase by the Transfer Offerees of the Transfer Shares pursuant to this Section 4.3 shall take place at the principal offices of the Company on the fifteenth business day after the Notice of Acceptance is given. At such closing, each of the Transfer Offerees who has elected to purchase Transfer Shares shall deliver a certified check or checks in the appropriate amount to the Transferring Securityholder against delivery of duly endorsed certificates representing the Transfer Shares to be purchased. The Transfer Shares shall be delivered free and clear of all Encumbrances other than those imposed by this Agreement.

     (e) If any Transfer Shares allocated to a Transfer Offeree are not purchased by such Transfer Offeree (the "Transfer Default Shares"), such
                                         ------------------------
Transfer Default Shares may be purchased by the Company promptly following any such default. Nothing contained herein shall prejudice any Person's right to maintain any cause of action or pursue any other remedies available to it as a result of such default.

     (f) If, at the end of the thirtieth (30th) day after the Transfer Notice is received, the Company has not delivered an effective Notice of Acceptance of the offer contained in such Transfer Notice, or if it has delivered a Notice of Acceptance covering less than all of the Transfer Shares, then the Transferring Securityholder shall have 90 days in which to Transfer any or all of the Transfer Shares not accepted for purchase by the Transfer Offerees, at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice, to any third party; provided, however, that no Transfer may be made to any third party unless and
--------  -------
until such third party delivers to the Company an executed consent to be bound by the provision of this Agreement in form and substance reasonably satisfactory to the Company. Promptly after any Transfer pursuant to this Section 4.3, the Transferring Securityholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such Transfer and of the terms thereof as the Company may request. If, at the end of such 90-day period, the Transferring Securityholder has not completed the Transfer of all of the Transfer Shares, the Transferring Securityholder shall no longer be permitted to Transfer such Shares pursuant to this Section 4.3(f) without again complying with this Section 4.3 in its entirety. If the Transferring Securityholder determines at any time within such 90-day period that the Transfer of all or any part of such Transfer Shares at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice is impractical, such Securityholder may terminate all attempts to Transfer such Transfer Shares and recommence the procedures of this Section 4.3 in their entirety without waiting for the expiration of such 90-day period by delivering written notice of such decision to the Company.

     4.4. Restrictions in Connection with Registrations.  Each Securityholder
          ---------------------------------------------
agrees not to effect any public sale or distribution of Shares, including any sale pursuant to Rule 144, during the seven (7) days prior to the effective date of a registration statement effected pursuant to the terms hereof and during such period of time beginning on such effective date as may be required by the underwriters of such offering and agreed to by the Company, but in no event exceeding nine (9) months (in each case except as part of such registration). Each Securityholder hereby acknowledges that such Securityholder shall have no right to include its Shares in any registration of Shares, except as expressly provided in Article 6.


                                  ARTICLE 5.

                              REGISTRATION RIGHTS

     5.1. Sale or Transfer of Shares.
          --------------------------

     (a) In addition to the other transfer restrictions set forth in this Agreement, the shares of Common Stock and any shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

     (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer by a Purchaser that is a partnership to a partner of such partnership.

     5.2. Public Offering Shares.
          ----------------------

     (a)  Demand Registration.  At any time and from time to time but
          -------------------
excluding the period beginning December 1 and ending March 1 in any year, if the Company receives written notice from Preferred Stock Holders holding a majority of the Convertible Preferred Stock, which notice demands the registration of all or at least 500,000 shares of the Conversion Stock issued or issuable upon conversion of Convertible Preferred Stock, and specifies the intended methods of disposition thereof, then the Company shall promptly (and in any event within 10 days after its receipt of such demand) provide notice thereof to the other Securityholders in accordance with this Section 5.2 (which other Securityholders shall have the right to include any shares of Common Stock and any shares of Common Stock issued or issuable upon conversion of Convertible Preferred Stock or exercise of options to purchase Common Stock held by them in such registration) and cause to be prepared a registration statement, file the registration statement within 60 days after the date of such request (45 days in the case of a Form S-3) (using Form S-3 or other "short form," if available and advised by counsel), to the end that such Conversion Stock issued or issuable upon conversion of Convertible Preferred Stock, may be sold thereunder as soon as it becomes effective, and the Company will use its reasonable best efforts to ensure that a distribution of the Conversion Stock pursuant to the registration statement may continue for up to nine months from the date of the effective date of the registration statement. Each such registration shall hereinafter be called a "Demand Registration." The Preferred Stock Holders shall be entitled
          -------------------
to request one Demand Registration. A Demand Registration shall not count as such until a registration statement becomes effective; provided, that if, after
                                                       --------
it has become effective, the offering pursuant to the registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental authority, such registration be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed. The Preferred Stock Holders shall select the underwriters of any offering pursuant to a registration statement filed pursuant to this Section 5.2(a), subject to the approval of the Company, which approval shall not be unreasonably withheld. Any selected underwriter shall be a well-recognized firm in good standing.

     (b)  "Piggyback" Registration Rights.  Subject to applicable stock
           ------------------------------
exchange rules and securities regulations, at least 30 days prior to any public offering of any of its Common Stock for the account of the Company or any other person (other than a registration statement on Form S-4 or S-8 (or any successor forms under the Securities Act) or other registrations relating solely to employee benefit plans or any transaction governed by Rule 145 of the Securities
Act), other than pursuant to the exercise of any Demand Registration pursuant to
Section 5.2(a), the Company shall give written notice of such proposed filing and of the proposed date thereof to each Securityholder and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from any such holder requesting that the Company include among the securities covered by such registration statement any Shares of Common Stock, Shares of Common Stock issued or issuable upon conversion of Convertible Preferred Stock or the exercise of options to purchase Common Stock owned by such Securityholder for offering for sale in a manner and on terms set forth in such request, the Company shall include such Shares in such registration statement, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request. Each such registration shall hereinafter be called a "Piggyback
                                                                     ---------
Registration."  The Company shall select the underwriters of any offering
------------
pursuant to a registration statement filed pursuant to this Section 5.2(b), subject to the approval of the Purchasers, which approval shall not be unreasonably withheld.

     (c)  Terms and Conditions of Registration or Qualification.  In
          -----------------------------------------------------
connection with any registration statement filed pursuant to Sections 5.2(a) or 5.2(b) hereof, the following provisions shall apply.

          (i) The obligations of the Company to use its reasonable best efforts to cause the registration of Shares under the Securities Act are subject to the limitation, condition and qualification that the Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days in any one year period) the filing of any registration statement otherwise required to be filed by it if the Company in good faith determines that such registration and offering would (A) interfere with any financing, acquisition, corporate reorganization or other material transaction or event involving the Company or any of its subsidiaries or
     (B) require premature disclosure thereof or of conditions, circumstances or events affecting the Company or the Company's industry which are not yet fully developed or ripe for disclosure, in which event the Company shall promptly give the Securityholders requesting registration thereof written notice of such determination and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the Securityholders requesting registration shall have the right to withdraw the request for registration by giving written notice to the Company within 15 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Holders are entitled under this Agreement.

          (ii) If the managing underwriter advises that the inclusion in such registration or qualification of some or all of the Shares sought to be registered exceeds the number (the "Saleable Number") that can be sold in
                                         ---------------
     an orderly fashion or without adversely affecting the offering, then the number of Shares offered shall be limited to the Saleable Number and shall be allocated as follows:

                      (A) If such registration is being effected pursuant to a Piggyback Registration, (1) first, all the Shares the Company (or in the exercise of demand registration rights by other stockholders of the Company, the selling stockholder(s) exercising such rights) proposes to register and (2) second, the difference between the Saleable Number and the number to be included pursuant to clause (1) above, allocated to the Preferred Stock Holders pro rata on the basis of the relative number of Shares offered for sale by each Preferred Stock Holder; and

                      (B) if such registration is being effected pursuant to a Demand Registration other than in connection with the first public offering of Common Stock of the Company after the date of this Agreement, (1) first, the entire Saleable Number allocated first to the Preferred Stock Holders pro rata on the basis of the relative number of Shares offered for sale by each such Securityholder, and then among all other selling Securityholders pro rata on the basis of the relative number of Shares offered for sale by each such Securityholder and (2) second, the difference (if positive) between the Saleable Number and the number to be included pursuant to clause (1) above, allocated to the Company; and

                      (C) if such registration is being effected pursuant to a Demand Registration and would be the first public offering of Common Stock after the date of this Agreement and the Company wishes to sell, for its own account, shares of Common Stock in such offering, then the Saleable Number shall be allocated evenly to the Purchasers, on one hand, and the Company, on the other hand, to the extent of the number of Shares offered by the Purchasers.

          (iii) The selling Securityholders will promptly provide the Company with such information as the Company shall reasonably request in order to prepare such registration statement and, upon the Company's request, each selling Securityholder shall provide such information in writing and signed by such holder and stated to be specifically for inclusion in the registration statement. In the event that the distribution of the Shares covered by the registration statement shall be effected by means of an underwriting, the right of any selling Securityholder to include its Shares in such registration shall be conditioned on such holder's execution and delivery of a customary underwriting agreement with respect thereto; provided, however, that except with respect to information concerning such
     --------  -------
     holder and such holder's intended manner of distribution of the Shares, no selling Securityholder shall be required (as a selling Securityholder exercising registration rights) to make any representations or warranties in such agreement as a condition to the inclusion of its Shares in such registration.

          (iv) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to Section 5.2(a), including the fees and disbursements of one counsel for the selling Securityholders.

          (v) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to Section 5.2(b), excluding (A) the fees and disbursements of counsel for the selling Securityholders, and (B) the underwriting fees, discounts or commissions with respect to Shares of the selling Securityholders, which shall be borne by the selling Securityholders.

          (vi) Following the effective date of such registration statement, the Company shall, upon the request of the selling Securityholders, forthwith supply such number of prospectuses (including preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act or such other securities laws where the registration statement or prospectus has been filed and such other documents as are referred to in the registration statement as shall be requested by the selling Securityholders to permit such holders to make a public distribution of their Shares, provided that the selling Securityholders furnish the Company with such appropriate information relating to such holders' intentions in connection therewith as the Company shall reasonably request in writing.

          (vii) The Company shall prepare and file such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act or such other securities laws where the registration statement has been filed with respect to the offer and sale or other disposition of the shares covered by such registration statement during the period required for distribution of the Shares, which period shall not be in excess of six (6) months from the effective date of such registration statement.

          (viii) The Company shall use its reasonable best efforts to register or qualify the Shares of the selling Securityholders covered by any such registration statement under such securities or Blue Sky laws in such jurisdictions as the Securityholders may reasonably request; provided,
                                                                  --------
     however, that the Company shall not be required to execute a general
     -------
     consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified in order to comply with such request.

          (ix) In connection with any registration pursuant to Article 5, the Company will as expeditiously as possible:

                      (A) cause the Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Securityholders to consummate the disposition of such Shares;

                      (B) notify each selling Securityholder at any time of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                      (C) cause all Shares covered by the registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and, unless the same already exists, provide a transfer agent, registrar and CUSIP number for all such Shares not later than the effective date of the registration statement;

                      (D) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the voting power of the Shares being sold or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Shares;

                      (E) make available for inspection by any selling Securityholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial
                                                    ----------
                 and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, provided that such Inspectors shall have first executed and delivered to the Company a confidentiality agreement in customary form protecting the confidentiality of such information;

                      (F) obtain "cold comfort" letters and updates thereof from the Company's independent public accountants and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered by "cold comfort" letters and opinion of counsel, respectively, as the holders of a majority of the voting power of the Shares of the selling Securityholders shall reasonably request; and

                      (G) otherwise comply with all applicable rules and regulations of the Commission, and make available to its Securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                 (x) Each selling Securityholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.2(c)(ix)(B), such holder will forthwith discontinue disposition of its Shares pursuant to the registration statement covering such Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by such
          Section 5.2(c)(ix)(B) and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Shares current at the time of receipt of such notice.

                 (xi) Each selling Securityholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Shares of Common Stock, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company in each case, other than as part of an offering made pursuant to a registration statement filed and affected by this Agreement during the 15 days prior to, and during the 90-day period (or such longer period as each selling Securityholder agrees with the underwriter of such offering) beginning on the effective date of such registration statement (except as part of such registration) provided that each selling Securityholder has received written notice of such registration at least 15 days prior to such effective date.

          (d)    Exceptions to Registration Obligations. The Company shall not
                 --------------------------------------
be required to effect any registration of Shares pursuant to Section 5.2(a) or
Section 5.2(b) hereof if either:

                 (i) it shall deliver to the selling Securityholders requesting such registration an opinion of counsel in form reasonably satisfactory to such selling Securityholder to the effect that all such Shares held by such selling Securityholder may be sold in the public market without registration under the Securities Act (e.g.,
                                                                       ---
          pursuant to Rule 144) and any applicable state securities laws; or

                 (ii) it shall offer to purchase all the Shares sought by the selling Securityholder to be registered, at a purchase price per Share equal to the average, over the ten (10) trading days immediately after the selling Securityholder's request for Demand Registration or Piggyback Registration, of the average on each such trading day of the bid and ask price (or high and low sales price, if applicable) for a share of Common Stock of the Company on the exchange or quotation system upon which the Common Stock is traded or quoted.

          (e)  Transfer Restrictions.  The transfer restrictions contained in
               ---------------------
Article 4 of this Agreement shall not apply to any offering of Shares pursuant to this Section 5.2.

          (f)  Indemnification.
               ---------------

               (i) In the event of the registration or qualification of any Shares of the Securityholders under the Securities Act or any other applicable securities laws pursuant to the provisions of this Section 5.2, the Company agrees to indemnify and hold harmless each Securityholder thereby offering such Shares for sale (a "Seller"),
                                                                   ------
          underwriter, broker or dealer, if any, of such Shares, and each other person, if any, who controls any such Seller, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Seller, underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will reimburse each such Seller, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Seller, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                       --------
          however, that the Company will not be liable in any such case to the
          -------
          extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto or violation in reliance upon and in conformity with written information furnished to the Company by such Seller, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof; and provided, further, that the Company shall not be liable to any
              --------  -------
          person who participates as an underwriter in the offering or sale of Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter.

               (ii) In the event of the registration or qualification of any Shares of the Securityholders under the Securities Act or any other applicable securities laws for sale pursuant to the provisions of this
          Section 5.2, each selling Securityholder, each underwriter, broker and dealer, if any, of such Shares, and each other person, if any, who controls any such selling Securityholder, underwriter, broker or dealer within the meaning of the Securities Act, agrees severally, and not jointly to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will reimburse each such Seller, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Seller, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, which untrue statement or omission or violation was made therein in reliance upon and in conformity with written information furnished to the Company by such selling Securityholder, underwriter, broker, dealer or controlling person specifically for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no selling
                                       --------  -------
          Securityholder will be liable under this Section 5.2(f)(ii) for any amount in excess of the net proceeds paid to such selling Securityholder of Shares sold by it unless such liability arises from such written information furnished to the Company with knowledge of its misleading nature or an intent to defraud.

               (iii) Promptly after receipt by a person entitled to indemnification under this Section 5.2(f) (an "indemnified party") of
                                                         -----------------
          notice of the commencement of any action or claim relating to any registration statement filed under Section 5.2(a) or 5.2(b) or as to which indemnity may be sought hereunder, such indemnified party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "indemnifying party"), give
                                                   ------------------
          written notice to such indemnifying party of the commencement of such action or claim, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than pursuant to the provisions of this Section 5.2(f) and shall also not relieve the indemnifying party of its obligations under this Section 5.2(f) except to the extent that the indemnifying party is actually prejudiced thereby. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel reasonably satisfactory to such indemnified party, of such action and/or to settle such action and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no indemnifying party shall enter into any
          --------  -------
          settlement agreement without the prior written consent of the indemnified party unless such indemnified party is fully released and discharged from any such liability. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding, or (C) such indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it that are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties (and reasonably acceptable to the indemnifying party) shall be borne by the indemnifying party. If, in any such case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party and the indemnified party shall assume such defense and/or settle such action; provided,
                                                                     --------
          however, that an indemnifying party shall not be liable for the
          -------
          settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

                                  ARTICLE 6.

                               PREEMPTIVE RIGHTS

          6.1. Preemptive Rights.  If, after the date hereof and prior to the
               -----------------
conversion of the Convertible Preferred Stock by Preferred Stock Holders holding a majority of the Convertible Preferred Stock, the Company shall propose to issue or sell New Securities (as hereinafter defined) or enter into any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or sale of any New Securities, each Preferred Stock Holder shall have the right to purchase that number of New Securities at the same price and on the same terms proposed to be issued or sold by the Company so that such holder would after the issuance or sale of all of such New Securities, hold the same proportional interest of the then outstanding Shares (assuming that any securities or other rights convertible or exchangeable into or exercisable for Shares have been converted, exchanged or exercised) as was held by it prior to such issuance and sale (the "Proportionate Percentage"). "New
                                            ------------------------      ---
Securities" shall mean any securities or other rights convertible or
----------
exchangeable into or exercisable for Shares; provided, however, that "New
                                             --------  -------
Securities" does not include: (i) Common Stock issued or issuable on conversion of the Convertible Preferred Stock or upon the exercise of options outstanding on the date hereof; (ii) Shares issued pursuant to any rights or agreements including, without limitation, any security convertible or exchangeable, with or without consideration, into or for any stock, options and warrants, provided that the rights established by this Section 6.1 apply with respect to the initial sale or grant by the Company of such rights or agreements; (iii) securities issued by the Company as part of any public offering pursuant to an effective registration statement under the Securities Act; (iv) Shares issued in connection with any stock split, stock dividend, recapitalization, spin-off, or split-off of the Company; (v) Shares issued to management, directors or employees of, or consultants to, the Company pursuant to plans outstanding as of the date hereof, and options to purchase Shares issued in accordance with such plans or pursuant to other plans approved by the Board and options to purchase Shares issued in accordance with such plans; (vi) securities issued in connection with any merger or acquisition by the Company; and (vii) securities issued in any single transaction in which (A) the purchase price for such securities is less than $1,000,000 and (B) such purchase price per share of Common Stock or per Common Stock Equivalent is not less than the then applicable Conversion Price per share of the Convertible Preferred Stock.

          The Company shall give the Preferred Stock Holders written notice of its intention to issue and sell New Securities, describing the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the same. The Preferred Stock Holders shall have 15 days from the giving of such notice to agree to purchase all (or any part) of its Proportionate Percentage of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice of the Company and stating therein the quantity of New Securities to be purchased.

          If the Preferred Stock Holders fail to timely exercise in full such right, the Company shall have 120 days thereafter to sell the New Securities in respect of which the Preferred Stock Holders' rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Preferred Stock Holders pursuant to this Section 7.1. If the Company has not sold the New Securities within such 120 days, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Preferred Stock Holders in the manner provided above.


                                  ARTICLE 7.

                                  TERMINATION

          This Agreement shall terminate automatically upon the consummation of
(a) a Qualified Offering, or (b) a Sale of the Company. Notwithstanding the foregoing, the provisions of Article 5 of this Agreement shall survive and continue in effect subsequent to the consummation of a Qualified Offering until the third anniversary of the date of consummation of a Qualified Offering.


                                  ARTICLE 8.

                                REPRESENTATIONS

          8.1. Representation of Company.  The execution, delivery, and
               -------------------------
performance by the Company of this Agreement and all other agreements in connection with this Agreement required to be executed by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and all other agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and all other agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or by-laws or any indenture, lease, agreement or other instrument to which the company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

          8.2. Representation of Cahill, Warnock Purchasers.  The execution,
               --------------------------------------------
delivery, and performance by the Cahill, Warnock Parties of this Agreement and all other agreements required to be executed by the Cahill, Warnock Parties and the consummation by the Cahill, Warnock Parties of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action. This Agreement and all other agreements have been duly executed and delivered by the Cahill, Warnock Parties and constitute valid and binding obligations of the Cahill, Warnock Parties enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and all other agreements and compliance with their provisions by the Cahill, Warnock Parties will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under any agreements applicable to the Cahill, Warnock Parties.

          8.3. Representation of the Brozman Estate.  The execution, delivery,
               ------------------------------------
and performance by the Executor of the Brozman Estate of this Agreement and all other agreements required to be executed by the Executor of the Brozman Estate and the consummation by the Executor of the Brozman Estate of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action by the Brozman Estate. This Agreement and all other agreements have been duly executed and delivered by the Executor of the Brozman Estate and constitute valid and binding obligations of the Brozman Estate enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and all other agreements and compliance with their provisions by the Brozman Estate will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under any applicable agreements applicable to the Brozman Estate.

          8.4. Representation of the Brozman Trust.  The execution, delivery,
               -----------------------------------
and performance by the Trustee of the Robert F. Brozman Trust Under Agreement dated December 28, 1989 (the "Brozman Trust") of this Agreement and all other
                              -------------
agreements required to be executed by the Trustee of the Brozman Trust and the consummation by the Trustee of the Brozman Trust of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action by the Brozman Trust. This Agreement and all other agreements have been duly executed and delivered by the Trustee of the Brozman Trust and constitute valid and binding obligations of the Brozman Trust enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and all other agreements and compliance with their provisions by the Brozman Trust will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under any applicable agreements applicable to the Brozman Trust.


                                  ARTICLE 9.

                                 MISCELLANEOUS

          9.1. Certificate Legend.  Upon execution of this Agreement, the stock
               ------------------
certificates representing Shares held by the Stockholders shall contain substantially the following legend, in addition to any other legends deemed reasonably appropriate or necessary by the Company:

          "This certificate is transferable only upon compliance with and subject to the provisions of a Stockholders' Agreement among the Company and certain Securityholders, a copy of which Agreement is on file in the office of the Secretary of the Company at its principal place of business. The Company will furnish a copy of such Agreement to the record holder of this Certificate, without charge, upon written request to the Company at its principal place of business or registered office."

          9.2. Negotiable Form.  Whenever any Shares are to be delivered or
               ---------------
sold pursuant to this Agreement, the person selling such Shares shall deliver such certificates or other instruments duly endorsed or accompanied by appropriate stock powers or assignments separate from the certificate or instrument.

          9.3. Enforcement.  No Shares shall be Transferred on the books of the
               -----------
Company and no Transfer thereof shall be effective unless and until the terms and provisions of this Agreement are complied with, and in cases of violation of this agreement by the attempted Transfer of the Shares without compliance with the terms and provisions thereof, such Transfer shall be invalid and of no effect, and the Company and/or any of the Securityholders who are not attempting to Transfer the Shares shall have the right to compel the Securityholder who is attempting to Transfer the Shares, and/or the purported transferee, to Transfer and deliver the same in accordance with the applicable provisions of this Agreement.

          9.4. Specific Performance.  The parties hereto recognize that it is
               --------------------
to the benefit of the Company and the Securityholders that this Agreement be carried out; and for those and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If any controversy concerning the rights or obligations to purchase or sell any Shares arises, or if this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

          9.5. Transferees.  The Company and the Securityholders shall cause
               -----------
any transferee of any Shares or options exercisable for shares held by any Securityholder to execute a consent, in form and substance reasonably acceptable to the Company, to be bound by the terms and conditions of this Agreement and upon execution thereof such future Securityholder shall be entitled to the rights of an owner of the Shares held by such transferee hereunder, provided that the foregoing shall not apply to Shares that have been sold pursuant to an effective registration statement under the Securities Act or Rule 144 thereunder.

          9.6. Notices.  Any notices or other communications required or
               -------
permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by telecopier or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address as any such party may notify to the other parties in writing:

          (a)  if to the Company:

               Concorde Career Colleges, Inc.
               1100 Main Street
               Suite 416
               Kansas City, MO 64105
               Attn: Jack L. Brozman

               with a copy to:

               Bryan Cave, L.L.P.
               7500 College Boulevard
               Suite 1100
               Overland Park, KS 66210-4035
               Attn:  Thomas W. Van Dyke

          (b)  if to the Cahill, Warnock Parties:

               c/o Cahill, Warnock & Company, LLC
               One South Street, Suite 2150
               Baltimore, Maryland  21202

               Attn:  David Warnock
               Facsimile No.:  (410) 895-3805

               with a copy to:

               Wilmer, Cutler & Pickering
               100 Light Street
               Baltimore, MD  21202
               Attn:  John B. Watkins, Esquire
               Facsimile No.:  (410) 986-2828

          (c) if to any of the Other Holders, to the respective Other Holder as set forth below:

               Jack L. Brozman
               8607 Cedar
               Prairie Village, KS  66207

               The Brozman Estate
               c/o Jack L. Brozman
               1100 Main Street
               Suite 416
               Kansas City, MO 64105

               The Brozman Trust
               c/o Jack L. Brozman
               1100 Main Street
               Kansas City, MO 64105

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, 3 business days after dispatch.

          9.7. Binding Effect; Assignment.  This Agreement, including the
               --------------------------
rights and conditions contained herein in connection with disposition of Shares, shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns permitted under this Agreement.

          9.8. Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Delaware.

          9.9.  Severability.  If any provision of this Agreement is held to be
                ------------
illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          9.10. Entire Agreement.  This Agreement together with the Certificate
                ----------------
of Designation embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

          9.11. Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, but all of which together shall constitute one instrument.

          9.12. Amendment; Waiver.  This Agreement may be amended, modified or
                -----------------
supplemented only by a written instrument executed by the Company and the Securityholders.

          9.13. Captions.  The captions of this Agreement are for convenience
                --------
of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.


      [Balance of Page Left Blank Intentionally -- Signature Page Follows]

                    STOCKHOLDERS' AGREEMENT SIGNATURE PAGE


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                         CONCORDE CAREER COLLEGES, INC.



                         By:  _______________________________________
                              Name:
                              Title:


                         CAHILL, WARNOCK PARTIES:
                         -----------------------

                         CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                         By:  CAHILL, WARNOCK STRATEGIC PARTNERS,
                              L.P., its General Partner

                         By:  _______________________________________
                              Name:   David L. Warnock
                              Title:  a General Partner


                         STRATEGIC ASSOCIATES, L.P.
                         By:  CAHILL, WARNOCK & COMPANY, L.L.C., its
                              General Partner


                         By:  _________________________________________
                              Name:   David L. Warnock
                              Title:  Managing Member

                         OTHER HOLDERS:
                         -------------



                         JACK L. BROZMAN, in his individual capacity


                         By:  __________________________________________


                         THE ESTATE OF ROBERT F. BROZMAN


                         By:  ___________________________________________
                              Jack L. Brozman, Executor


                         ROBERT F. BROZMAN TRUST UNDER AGREEMENT
                         DATED DECEMBER 28, 1989


                         By:  ___________________________________________
                              Jack L. Brozman, Trustee